Exhibit 23.3

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent oil and gas consultants, we hereby consent to the references to our firm in the Registration Statement on Form S-4 (the “Registration Statement”) of Gulfport Energy Corporation (the “Company”) and any amendments thereto and to (i) the incorporation by reference in the Registration Statement and any amendments thereto of our report dated January 16, 2015 with respect to the estimates of reserves, future production and income attributable to certain leasehold interests of the Company as of December 31, 2014, (ii) the use of information in the Registration Statement and any amendments thereto from our report dated January 16, 2014 with respect to the estimates of reserves, future production and income attributable to certain leasehold interests of the Company as of December 31, 2013 and (iii) the use of information in the Registration Statement and any amendments thereto from our report dated January 16, 2013 with respect to the estimates of reserves, future production and income attributable to certain leasehold interests of the Company as of December 31, 2012. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement and any amendments thereto.

/s/ RYDER SCOTT COMPANY, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

August 24, 2015